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                                                                   EXHIBIT 10.13



                             ENDORSEMENT AGREEMENT

               This Agreement is made as of the 20th day of March 2002, by and between Holiday RV Superstores, Inc., d/b/a Recreation USA (the "Company"), a Delaware corporation having its principal office at 200 East Broward Boulevard, Suite 920, Ft. Lauderdale, Florida 33301, and Affinity Group, Inc. ("AGI"), a Delaware corporation having its principal office located at 2575 Vista Del Mar Drive, Ventura, California 93001 (each a "Party" and collectively the "Parties").

               WHEREAS, the Company is a multi-state chain of dealerships engaged in the retail sales of service of recreational vehicles (the "Business"); and

               WHEREAS, AGI, either directly or through subsidiaries, operates the "Good Sam" club for recreational vehicle enthusiasts; and

               WHEREAS, the Company has determined that it would be beneficial sell vehicles with the Good Sam endorsement; and

               WHEREAS, the Company has raised capital that it represents will be sufficient to fund its operations as projected for at least the next year and AGI is willing to make the Good Sam name available as an endorsement for certain vehicles sold by the Company on the terms and for the consideration set forth herein.

               NOW THEREFORE, in consideration of the foregoing and the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

        1. License of Good Sam Name and Logo.

               A. AGI hereby grants a non-exclusive license (the "License") to the Company and its operating subsidiaries now or hereafter existing to use the Good Sam name and logo, including trademarks, trade names, or service marks as designated by AGI (the "Trademarks"), in connection with the sale of such new and used vehicles by the Company that have satisfied such criteria and standards as are established from time to time by AGI (the "Approved Use"). AGI warrants that it has the right and ability to grant the License to the Company to use the Trademarks for the Approved Use in accordance with the terms of this Agreement and, provided that the Company uses the Trademarks for the Approved Use in accordance with the terms of this Agreement, such grant will not infringe upon the rights of any other party. If the Company promptly notifies AGI in writing of a third party claim against the Company alleging that the Company's use of the Trademarks infringes a United States registered trademark, and if such claim of infringement is not caused in whole or in part by the Company having used the Trademarks other than for the Approved Use or other than strictly in the manner approved by AGI in accordance with the terms of this



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Agreement, AGI will defend such claim at its expense and will indemnify the
Company, its agents and representatives, for all losses, claims, charges, costs and expenses incurred by the Company as a result of such claim. The Company hereby agrees to reimburse and indemnify and hold AGI harmless from and against all losses, claims, charges, costs and expenses (including reasonable attorneys' fees) incurred by AGI as a result of any claim involving or arising in connection with any use other than an Approved Use or a use otherwise approved by AGI in accordance with the terms of this Agreement.

               B. In order to protect the good will of AGI and the Good Sam club, AGI retains the right to review and approve in advance and in its sole discretion, all uses of the Trademarks and the Good Sam name and logo. Therefore, the Company shall give AGI at least ten business days prior written notice and description of intended use by the Company of the Trademark and the Good Sam name and logo, and the Company's use of the Trademarks and the Good Sam name and logo is subject to approval of AGI.

               C. The Company agrees that its use of the Trademarks and the Good Sam name and logo is restricted to the Approved Use, and the Company shall not use the Trademarks or the Good Sam name or logo for any other purpose. In connection with the Approved Use, the Company shall not use the Trademarks or the Good Sam name or logo in any manner that is detrimental to AGI, the Good Sam Club or any of their affiliates or any of their respective goodwill or business. Upon the termination of this Agreement, whether by expiration of its term pursuant to Paragraph 6A or otherwise, the Company shall cease all uses of the Trademarks and the Good Sam logo and name in any fashion.

        2. Endorsement. Subject to the Terms of Section 7 hereof, AGI hereby grants the Company the right to hold the Business out as having the License (the "Endorsement").

        3. Term and Termination.

               A. Unless otherwise provided for in this Agreement, the term of this Agreement shall be three years, commencing on the date of this Agreement and expiring on the third anniversary date of this Agreement (the "Termination Date"). In the event that the Company desires to terminate the Agreement prior to the Termination Date, it shall provide AGI with at least 60 days prior written notice of its intention to terminate this Agreement and this Agreement shall so terminate following the expiration of this 60-day period, without any further responsibility by either Party except as provided in Section 5.

               B. Either Party may terminate this Agreement at any time in the event of a material breach by the other Party which remains uncured after thirty days written notice thereof.



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               C. Either Party may terminate this Agreement immediately
following written notice to the other Party if the other Party:

                                (i) ceases to do business in the normal course;
               suffers the entry of an order for relief declaring such Party insolvent or bankrupt;

                                (ii) is the subject of any proceeding related to
               its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety calendar days;

                                (iii) makes an assignment for the benefit of
               creditors.

               D. Notwithstanding any termination of this Agreement for any reason, AGI has earned and shall be entitled to retain all royalties paid prior to termination and, in addition AGI shall be entitled to payment from the Company of all compensation and unreimbursed expenses, if any, outstanding as of the date of termination.

        4. Royalties. As consideration of Endorsement, concurrently with the execution of this Agreement, the Company shall pay to AGI a fee in the amount of $1,500,000. This fee shall be fully earned by AGI upon the receipt thereof and shall not be refundable for any reason. As consideration for the License, the Company shall pay to AGI such fees as may be established from time to time by mutual agreement of the Company and AGI.

        5. Marketing of Products. AGI and the Company agree to develop and implement a program for marketing certain products and services offered by AGI through the Good Sam program, including, without limitation, the emergency road service program and the extended warranty program offered through Good Sam. Such marketing program will be on terms acceptable to AGI and the Company and shall be subject to standards and procedures designated by AGI. The terms of the marketing program will be set forth in a marketing agreement between AGI and the Company. The marketing agreement will provide, among other things, the terms pursuant to which the Company shall make "Fulfillment Deposits" for warranty products sold as a part of the marketing program.

        6. Relationship. This Agreement shall not create a partnership or a joint venture between AGI and the Company, and neither party hereto shall have any authority to act for or represent the other party hereto or bind it to any agreements or obligations.

        7. Public Disclosure Requirement. The Company may cause the release of a public announcement of the Endorsement which sets forth, in pertinent part, a



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description of this Agreement, including without limitation, the name of AGI and the nature of the License. At least three business days prior to the dissemination of any such public announcement or filing containing the above-required description, the Company shall submit to AGI for its review and comment the proposed public announcement or description. AGI shall thereafter have three business days within which to submit its editions or amendments to the public announcement and/or description for inclusion therein, and the Company shall in its reasonable judgment and subject to the advice of its counsel attempt to incorporate such editions and amendments in the final version disseminated by the Company.

               In the event of a breach of this Agreement by the Company, the Endorsement may be withdrawn by AGI in its sole discretion and this Agreement terminated pursuant to the terms of Section 3B. In the event of such withdrawal, the Company agrees forthwith to take such action as AGI may request to publicly evidence that the Endorsement has been withdrawn and the Company agrees not to hold the Business out as having the Endorsement.

        8. Notices. Any notices hereunder shall be sent to the Company and AGI at their respective address above set forth. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such address in the manner herein provided.

        9. Entire Agreement. This Agreement contains the entire agreement and understanding between the Parties with respect to its subject matter and supersedes all prior discussion, agreements and understandings between them with respect thereto. This Agreement may not be modified except in a writing signed by the Parties.

        10. Governing Law. This Agreement has been made in the State of California and shall be governed by and construed in accordance with the laws thereof without regard to principles of conflicts of laws.

        11. No Assignment. Neither this Agreement nor the rights of either Party hereunder shall be assigned by either Party without the prior written consent of the other Party.

        12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        13. Non-Compliance. If any provision of this Agreement conflicts with any law, rule or regulation of any federal, state or self-regulatory organization, or any other governmental authority having jurisdiction over the activities or services described



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herein, then in that event, the Company and AGI shall amend this Agreement to bring any affected provision into compliance with such regulations.

        14. No Third-Party Beneficiaries. Both Parties intent that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person or entity other than the Parties hereto.

        15. No Party Deemed Drafter. Both Parties agree that they have each materially and fully participated in the negotiation and drafting of this Agreement and, if this Agreement ever should be the subject of interpretation by a court or arbitrator, it shall not be construed or interpreted against either Party for the reason that it was drafted by only one Party.

        16. Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Whenever the context so requires or permits, all references to the masculine herein shall include the feminine and neuter, all references to the neuter herein shall include the masculine and feminine, all references to the plural shall include the singular and all references to the singular shall include the plural.

        17. Attorneys' Fees. If legal action shall be necessary to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs incurred thereby.

        18. Further Assurances. At any time and from time to time, both Parties agree, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

        19. No Implied Waivers. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

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               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

Affinity Group, Inc.



By:  /s/ Paul E. Schedler
    -------------------------------
Name: Paul E. Schedler
Title: Vice President



Holiday RV Superstores, Inc.



By: /s/ Marcus A. Lemonis
    -------------------------------
Name:   Marcus A. Lemonis
Title:  Chief Executive Officer




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